Exhibit 25.2

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

303 Peachtree Street, N.E. 30th Floor Atlanta, Georgia	30308	58-0466330
(Address of principal executive offices)	(Zip Code)	(I.R.S. employer identification number)

JACK ELLERIN

SunTrust Bank

25 Park Place, N.E.

24th Floor

Atlanta, Georgia 30303-2900

404-588-7296

(Name, address and telephone number of agent for service)

AMVESCAP PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

30 Finsbury Square London	EC 2A 1AG United Kingdom
(Zip Code)

5.375% Senior Notes due 2014

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee—

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,

State of Georgia

2990 Brandywine Road, Suite 200

Atlanta, Georgia 30341-5565

Federal Reserve Bank of Atlanta

1000 Peachtree Street, N.E.

Atlanta, Georgia 30309-4470

Federal Deposit Insurance Corporation

550 17th Street, N.W.

Washington, D.C. 20429-9990

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12.	No responses are included for Items 3 through and including 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b) below, the Obligor is not in default with respect to any securities issued pursuant to any indenture under which SunTrust Bank is trustee.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

There is not and has not been any default under this indenture

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is a trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any such default.

14-15.	No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b) above, the Obligor is not in default with respect to any securities issued pursuant to any indenture under which SunTrust Bank is trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

(2)	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

(4)	A copy of the existing by-laws of the trustee (as amended and restated August 13, 2002) (Exhibit 4 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2004.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 10 day of January, 2005.

SUNTRUST BANK

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 5.375% Senior Notes due 2014 of AMVESCAP PLC, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

(ATTACHED)

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-1
ATLANTA	12
City
GA 30302
State Zip Code

FDIC Certificate Number - 00867

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for September 30, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	3,647,232	1.a
b. Interest-bearing balances (2)			0071	23,191	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	22,069,096	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	397,175	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	3,728,753	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	4,602,916	4.a
b. Loans and leases, net of unearned income	B528	84,567,508			4.b
c. LESS: Allowance for loan and lease losses	3123	887,706			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	83,679,802	4.d
5. Trading assets (from Schedule RC-D)			3545	1,203,501	5
6. Premises and fixed assets (including capitalized leases)			2145	1,385,939	6
7. Other real estate owned (from Schedule RC-M)			2150	15,593	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9. Customers’ liability to this bank on acceptances outstanding			2155	12,465	9
10. Intangible assets:
a. Goodwill			3163	886,405	10.a
b. Other intangible assets (from Schedule RC-M)			0426	617,641	10.b
11. Other assets (from Schedule RC-F)			2160	4,019,085	11
12. Total assets (sum of items 1 through 11)			2170	126,288,794	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-2
13

FDIC Certificate Number - 00867

Schedule RC—Continued

	Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E			RCON
part I)			2200	78,538,237	13.a
(1) Noninterest-bearing (1)	6631	11,287,963			13.a.1
(2) Interest-bearing	6636	67,250,274			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	6,926,225	13.b
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	6,926,225			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	3,283,337	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	8,189,814	14.b
15. Trading liabilities (from Schedule RC-D)			3548	806,764	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	13,070,602	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920	12,465	18
19. Subordinated notes and debentures(4)			3200	2,149,421	19
20. Other liabilities (from Schedule RC-G)			2930	2,608,898	20
21. Total liabilities (sum of items 13 through 20)			2948	115,585,763	21
22. Minority interest in consolidated subsidiaries			3000	967,600	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	21,600	24
25. Surplus (exclude all surplus related to preferred stock)			3839	3,245,229	25
26. a. Retained earnings			3632	5,755,540	26.a
b. Accumulated other comprehensive income (5)			B530	713,062	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	9,735,431	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	126,288,794	29

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by	RCFD	Number
independent external auditors as of any date during 2003	6724	N/A	M. 1

1 =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =    Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =    Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =    Director’s examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =    Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =    Review of the bank’s financial statements by external auditors

7 =    Compilation of the bank’s financial statements by external auditors

8 =    Other audit procedures (excluding tax preparation work)

9 =    No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.